EXHIBIT 11  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS:
(amounts in thousands, except share data)

                                       Three months           Nine months
                                    ended September 30,    ended September 30,
                                     1995       1994        1995        1994
                                   -------    --------     -------     -------
Primary:
Net earnings (loss) from
  continuing operations before
  cumulative effect
  of a change in accounting
  principle                       $    678    $  6,827   $  (1,721)    $15,612
Discontinued Operations                  0       1,562      22,856       4,514
                                  --------   ---------   ---------    --------
Net earnings before cumulative
  effect of a change in
  accounting principle                 678       8,389      21,135      20,126
Cumulative effect of a
  change in accounting principle         0           0           0       2,076
                                  --------   ---------   ---------    --------
Net earnings                           678       8,389      21,135      22,202

Adjustment for dividends
 on convertible preferred shares      (533)       (603)     (1,672)    (1,848)
                                   --------  ---------   ---------    --------
  Adjusted net earnings           $    145    $  7,786    $ 19,463     $20,354
                                  ========   =========   =========    ========
Weighted average common
  shares outstanding            15,619,055  15,416,704  15,558,096  15,386,683

Common stock equivalents:
  Stock options                     16,513      19,316       8,346      61,969
  Employee incentive plans         176,710     117,931     185,592     123,308
                                ----------  ----------  ----------  ----------
Total                           15,812,277  15,553,951  15,752,033  15,571,960
                                ==========  ==========  ==========  ==========
Primary earnings (loss) per common
  share from continuing
  operations before cumulative
  effect of a change in
  accounting principle            $   0.01     $  0.40     $ (0.21)     $ 0.88
Discontinued Operations               0.00        0.10        1.45        0.30
                                  --------    --------     -------     -------
Primary earnings per common
  share before cumulative
  effect of a change in
  accounting principle                0.01        0.50        1.24        1.18
Cumulative effect of a
  change in
  accounting principle                0.00        0.00        0.00        0.13
                                 ---------    --------     -------     -------
Primary earnings
  per common share                 $  0.01     $  0.50     $  1.24     $  1.31
                                 =========    ========     =======     =======

Fully-Diluted:
Net earnings (loss) from
  continuing operations before
  cumulative effect
  of a change in accounting
  principle                        $   678    $  6,827    $ (1,721)   $ 15,612
Discontinued Operations                  0       1,562      22,856       4,514
                                   -------    --------     -------     -------
Net earnings before cumulative
  effect of a change in
  accounting principle                 678       8,389      21,135      20,126
Cumulative effect of a
  change in accounting principle         0           0           0       2,076
                                   -------   ---------     -------     -------
Net earnings                           678       8,389      21,135      22,202

Adjustment for incremental
  expense from conversion of
  convertible preferred shares(1)        0        (266)       (744)      (815)
Adjustment for dividends on
  convertible preferred shares        (533)          0           0           0
                                ----------   ---------    --------    --------
  Adjusted net earnings            $   145    $  8,123     $20,391     $21,387
                                ==========   =========    ========    ========
Weighted average common
  shares outstanding            15,619,055  15,416,704  15,558,096  15,386,683

Common stock equivalents:
 Stock options                      16,513      19,316      16,907      61,969
 Employee incentive plans          176,710     117,931     185,592     123,308
 Convertible preferred stock(1)          0   1,103,318   1,026,718   1,125,650
                               ----------- -----------  ----------  ----------
    Total                       15,812,277  16,657,269  16,787,312  16,697,610
                               =========== ===========  ==========  ==========
Fully diluted earnings (loss)
  per common share from
  continuing operations
  before cumulative effect
  of a change in
  accounting principle             $  0.01     $  0.40    $  (0.15)     $ 0.89
Discontinued Operations               0.00        0.09        1.36        0.27
                                    ------     -------      ------      ------
Fully diluted earnings per
  common share before
  cumulative effect
  of a change in
  accounting principle                0.01        0.49        1.21        1.16
Cumulative effect of a
  change in accounting principle      0.00        0.00        0.00        0.12
                                   -------     -------      ------      ------
Fully diluted earnings
  per common share                 $  0.01     $  0.49      $ 1.21      $ 1.28
                                   =======     =======      ======     =======

(1) For the three months ended September 30, 1995, no adjustment was made to net earnings for incremental dividends on preferred stock or to common stock equivalents for convertible preferred stock as these adjustments would be anti-dilutive.

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